    As filed with the Securities and Exchange Commission on August 21, 2003
                          Registration No. 333- ______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  ____________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                COTT CORPORATION
             (Exact Name of Registrant as Specified in its Charter)
                                  ____________

             CANADA                                           NOT APPLICABLE
  (State or Other Jurisdiction                              (I.R.S. Employer
of Incorporation or Organization)                        Identification Number)

                                COTT CORPORATION
                        207 QUEEN'S QUAY WEST, SUITE 340
                        TORONTO, ONTARIO, CANADA M5J 1A7
               (Address of Principal Executive Offices) (Zip Code)

             THE RESTATED COTT USA 401(K) SAVINGS & RETIREMENT PLAN
                                       AND
             COTT BEVERAGES SAN BERNARDINO SAVINGS & RETIREMENT PLAN
                            (Full Title of the Plans)

                                 COTT USA CORP.
                             4211 W. Boy Scout Blvd.
                                   Suite #290
                              TAMPA, FLORIDA 33607
                     (Name and Address of Agent For Service)

                                 (813) 313-1800
          (Telephone Number, Including Area Code, of Agent For Service)
                                  ____________

                                   Copies To:

    Mark R. Halperin, Esq.                    Diana E. McCarthy, Esq.
    SVP, General Counsel & Secretary          Drinker Biddle & Reath LLP
    Cott Corporation                          One Logan Square
    207 Queen's Quay West, Suite 340          18th and Cherry Streets
    Toronto, Ontario, Canada M5J 1A7          Philadelphia, PA 19103-6996

                         CALCULATION OF REGISTRATION FEE

                                                  Proposed Maximum        Proposed Maximum
Title of Securities To    Amount To Be            Offering Price Per      Aggregate Offering      Amount of Registration
Be Registered             Registered (1)          Share (2)               Price (2)               Fee (2)
-------------             --------------          ---------               ---------               -------
Common Shares, No Par     600,000                 $23.15                  $13,890,000             $1,123.70
Value

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2) Pursuant to 457(h) under the Securities Act of 1933, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for the purposes of calculating the registration fee required under Section 6(b) of the Securities Act of 1933 and are based upon the average of the high and low prices for a share of common stock of Cott Corporation on the New York Stock Exchange on August 19, 2003.

                                EXPLANATORY NOTE

      This registration statement relates to shares of common stock of Cott Corporation that may be acquired (1) under the Cott USA 401(k) Savings & Retirement Plan by employees of Cott Beverages Inc. and Cott Beverages Wyomissing Inc., both indirect wholly owned subsidiaries of Cott Corporation, and Northeast Retailer Brands LLC, an entity in which Cott Corporation indirectly owns a majority interest, and (2) under the Cott Beverages San Bernardino Savings & Retirement Plan by those employees of Cott Beverages, Inc., an indirect wholly owned subsidiary of Cott Corporation, who are covered by the collective bargaining agreement between Cott Beverages Inc. and the United Industrial Workers Service, Transportation, Professional and Governmental of North American Sub Region B. Shares of Cott Corporation's common stock acquired under these plans are obtained from time-to-time by the plan administrators through open market purchases at prevailing market prices. Such transactions do not involve the original issuance by Cott Corporation of any new shares of its common stock or result in a change in the number of outstanding shares of its common stock.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10 (a) PROSPECTUS

      The information specified in Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 and the introductory note to Part I of Form S-8. The documents containing the information specified in
Part I will be delivered to the participants in the Plan covered by this registration statement as required by Rule 428(b). Such documents and the documents incorporated by reference in this registration statement pursuant to
Item 3 of Part II below, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.

      The following documents, which are on file with the Securities and Exchange Commission, are incorporated herein by reference:

      a) Cott Corporation's Annual Report on Form 10-K for the year ended December 28, 2002, filed March 17, 2003.

      b) Cott Corporation's Quarterly Report on Form 10-Q for the quarter ended March 29, 2003, filed May 13, 2003, and for the quarter ended June 28, 2003, filed August 12, 2003.

      c) Cott Corporation's Current Report on Form 8-K filed on April 16, 2003 and July 17, 2003.

      d) The description of Cott Corporation's common shares contained in its registration statement on Form 8-A12B (No. 001-31410) filed on July 25, 2002.

      In addition, all documents subsequently filed by Cott Corporation or either of the plans pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part of this registration statement from the date of filing of such documents.

Item 4. Description of Securities.

      Not Applicable.

Item 5. Interests of Named Experts and Counsel.

      Not Applicable.

Item 6. Indemnification of Directors and Officers.

      The corporation laws of Canada and the by-laws of Cott Corporation include provisions designed to provide for the indemnity of the corporation's officers and directors against certain liabilities. These provisions are designed to encourage qualified individuals to serve as officers and directors of Cott Corporation.

      Under the Canada Business Corporations Act (the "CBCA"), a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation's request as a director or officer, or an individual acting in a similar capacity, of another entity against all costs, charges and expenses (including an amount paid to settle an action or satisfy a judgment) reasonably incurred by him or her in respect of certain civil, criminal, administrative, investigative or other proceedings in which he or she is involved because of that association with the corporation or other entity.

      The CBCA permits indemnification and monetary advances only if the indemnifiable person acted honestly and in good faith with a view to the best interests of the corporation (in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing his or her conduct to be lawful). An indemnifiable person is entitled to the indemnity if, in addition to the foregoing, such indemnifiable person was not adjudged by a court or other competent authority to have committed any fault or omitted to do anything that the indemnifiable person ought to have done. With the approval of the court, a corporation may also indemnify an indemnifiable person in respect of an action by or on behalf of the corporation.

      Sections 7.02 to 7.04 of Cott Corporation's by-laws provide, without in any manner derogating from or limiting the mandatory provisions of the CBCA but subject to the conditions contained therein, for the indemnity of Cott Corporation's directors or officers, former directors or officers, or a person who acts or acted at Cott Corporation's request as a director or officer or in a similar capacity of another entity substantially in accordance with the provisions set out in the CBCA.

      Section 7.05 of the corporation's by-laws states that subject to the limitations contained in the CBCA, Cott Corporation may purchase and maintain insurance for the benefit of its directors and officers as such, as the board may from time to time determine.

      In addition, Cott Corporation has entered into indemnification agreements with certain directors and officers which embody, in all material respects, the indemnity provisions contained in the CBCA and Cott Corporation's by-laws and subject to the limitations contained therein.

Item 7. Exemption from Registration Claimed.

      Not Applicable.

Item 8. Exhibits.

Exhibit No.                        Title
-----------                        -----
Exhibit 4.1                        The Restated Cott USA 401(K) Savings & Retirement Plan

Exhibit 4.2                        First Amendment to the Restated Cott USA 401(k) Savings and Retirement Plan

Exhibit 4.3                        Second Amendment to the Restated Cott USA 401(k) Savings and Retirement Plan

Exhibit 4.4                        Third Amendment to the Restated Cott USA 401(k) Savings and Retirement Plan

Exhibit 4.5                        Fourth Amendment to the Restated Cott USA 401(k) Savings and Retirement Plan

Exhibit 4.6                        Fifth Amendment to the Restated Cott USA 401(k) Savings and Retirement Plan

Exhibit 4.7                        Wachovia Bank, National Association Defined Contribution Master Plan and Trust Agreement

Exhibit 4.8                        Adoption Agreement #005 Nonstandardized 401(k) Profit Sharing Plan for the Cott Beverages
                                   San Bernardino Savings & Retirement Plan

Exhibit 4.9                        EGTRRA Amendment to the Cott Beverages San Bernardino Savings & Retirement Plan

Exhibit 5.1                        IRS opinion letter regarding the Cott Beverages San Bernardino Savings & Retirement Plan

Exhibit 23                         Consent of PricewaterhouseCoopers LLP

Exhibit 24                         Power of Attorney (included in the signature page)

      The registrant hereby undertakes that it will submit or has submitted the Restated Cott USA 401(k) Savings & Retirement Plan and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Restated Cott USA 401(k) Savings & Retirement Plan under Section 401 of the Internal Revenue Code.

Item 9. Undertakings.

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales or being made, a post-effective amendment to this registration statement;

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth the "Calculation of Registration Fee" table in the effective registration statement and;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15 (d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in Toronto, Ontario, Canada, on this 21st day of August, 2003.

                                     COTT CORPORATION


                                     By:    /s/ Frank E. Weise
                                            ------------------
                                            Frank E. Weise, Chairman and Chief
                                            Executive Officer

                                POWER OF ATTORNEY

      Each person whose signature appears below constitutes and appoints Mark R. Halperin as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to the registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or a substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

 /s/ Frank E. Weise III             Chairman and Chief Executive Officer    Date:  August 21, 2003
 ----------------------             (Principal Executive Officer)
   Frank E. Weise III

  /s/ John K. Sheppard              Director, President and Chief           Date:  August 21, 2003
  --------------------              Operating Officer
    John K. Sheppard

 /s/ Raymond P. Silcock             Executive Vice President and Chief      Date:  August 21, 2003
 ----------------------             Financial Officer
   Raymond P. Silcock               (Principal Financial Officer)

 /s/ Tina Dell'Aquila               Vice-President, Controller and          Date:  August 21, 2003
 --------------------               Assistant Secretary
   Tina Dell'Aquila                 (Principal Accounting Officer)

   /s/ Serge Gouin                  Director                                Date:  August 21, 2003
   ---------------
     Serge Gouin

  /s/ Colin J. Adair                Director                                Date:  August 21, 2003
  ------------------
    Colin J. Adair

  /s/ W. John Bennett               Director                                Date:  August 21, 2003
  -------------------
    W. John Bennett

  /s/ C. Hunter Boll                Director                                Date:  August 21, 2003
  ------------------
    C. Hunter Boll

 /s/ Thomas M. Hagerty              Director                                Date:  August 21, 2003
 ---------------------
   Thomas M. Hagerty

/s/ Stephen H. Halperin             Director                                Date:  August 21, 2003
-----------------------
  Stephen H. Halperin

  /s/ David V. Harkins              Director                                Date:  August 21, 2003
  --------------------
    David V. Harkins

 /s/ Christine A. Magee             Director                                Date:  August 21, 2003
 ----------------------
   Christine A. Magee

   /s/ Donald G. Watt               Director                                Date:  August 21, 2003
   ------------------
     Donald G. Watt

/s/ Philip B. Livingston            Director                                Date:  August 21, 2003
------------------------
  Philip B. Livingston

                                    THE PLANS

      Pursuant to the requirements of the Securities Act of 1933, the plan administrators have duly caused this registration statement to be signed on behalf of the undersigned, thereunto duly authorized, in the city of Columbus, state of Georgia, on August 21, 2003.

                                      Cott USA 401(k) Savings & Retirement Plan, by the Administrative Committee

                                               /s/ Linda Marie Holliday
                                               ------------------------
                                               Linda Marie Holliday, Member

                                               /s/ Vince Vaccaro
                                               -----------------
                                               Vince Vaccaro, Member

                                               /s/ Kimberly Helton
                                               -------------------
                                               Kimberly Helton, Member

                                               /s/ Charlotte Pope
                                               ------------------
                                               Charlotte Pope, Member

                                               /s/ Jeff Blade
                                               --------------
                                               Jeff Blade, Member

                                               /s/ Jim Peacock
                                               ---------------
                                               Jim Peacock, Member

                                               /s/ Sher Zaman
                                               --------------
                                               Sher Zaman, Member

                                      Cott Beverages San Bernardino Savings &
                                      Retirement Plan, by the Administrative
                                      Committee


                                               /s/ Linda Marie Holliday
                                               ------------------------
                                               Linda Marie Holliday, Member

                                               /s/ Vince Vaccaro
                                               -----------------
                                               Vince Vaccaro, Member

                                               /s/ Kimberly Helton
                                               -------------------
                                               Kimberly Helton, Member

                                               /s/ Charlotte Pope
                                               ------------------
                                               Charlotte Pope, Member

                                               /s/ Jeff Blade
                                               --------------
                                               Jeff Blade, Member

                                               /s/ Jim Peacock
                                               ---------------
                                               Jim Peacock, Member

                                               /s/ Sher Zaman
                                               --------------
                                               Sher Zaman, Member

                            AUTHORIZED REPRESENTATIVE

      Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the authorized representative has duly caused this registration statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of Cott Corporation in the United States, on the 21st day of August, 2003.

                                     Cott USA Corp.
                                     (Authorized Representative)


                                     By:   /s/ Mark Halperin
                                           -----------------
                                           Mark Halperin, Senior Vice President
                                           and Secretary

                                  EXHIBIT INDEX

Exhibit No.                Title
-----------                -----
Exhibit 4.1                The Restated Cott USA 401(K) Savings & Retirement Plan

Exhibit 4.2                First Amendment to the Restated Cott USA 401(k) Savings and Retirement Plan

Exhibit 4.3                Second Amendment to the Restated Cott USA 401(k) Savings and Retirement Plan

Exhibit 4.4                Third Amendment to the Restated Cott USA 401(k) Savings and Retirement Plan

Exhibit 4.5                Fourth Amendment to the Restated Cott USA 401(k) Savings and Retirement Plan

Exhibit 4.6                Fifth Amendment to the Restated Cott USA 401(k) Savings and Retirement Plan

Exhibit 4.7                Wachovia Bank, National Association Defined Contribution Master Plan and Trust Agreement

Exhibit 4.8                Adoption Agreement #005 Nonstandardized 401(k) Profit Sharing Plan for the Cott Beverages
                           San Bernardino Savings & Retirement Plan

Exhibit 4.9                EGTRRA Amendment to the Cott Beverages San Bernardino Savings & Retirement Plan

Exhibit 5.1                IRS opinion letter regarding the Cott Beverages San Bernardino Savings & Retirement Plan

Exhibit 23                 Consent of PricewaterhouseCoopers LLP

Exhibit 24                 Power of Attorney (included in the signature page)